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March 23, 1995








I strongly urge you to vote against cumulative voting.

You have already received the 1995 notice of meeting and proxy statement (I've enclosed another copy for ready reference), which contains a stockholder proposal on Cumulative Voting as Item
III.  I am writing to our largest
institutional stockholders to reiterate our position and to be sure that in exercising your rights and responsibilities to vote on this issue you understand the basis of the opposition by the Citicorp Board of Directors to the proposal.

Because at Citicorp we have confidential balloting by stockholders, I do not know how you voted in the past on the issue of cumulative voting. No matter what your position may be, I would like you to know that it is an issue that we have considered carefully. We feel if cumulative voting were enacted at Citicorp it would profoundly and negatively affect the governance of the company.

As you know from our statement, we believe that every director should represent all stockholders.  We believe
that this fundamental broad-based responsibility on the part of Citicorp
Directors was a critical factor in much
of what Citicorp was able to accomplish in recent years. We are convinced that the company could not have been as successful if, through the effect of cumulative voting, some board members represented special constituencies with narrow interests. I know that the members of the Citicorp Board share this view.

The present system of voting enables stockholders to vote out an individual board member or an entire board that does not represent their interests. I believe that is superior to providing for fractious boards.

I hope you will take our views into consideration as you vote the shares you hold -- and I strongly urge you to vote against cumulative voting.

Sincerely,


/s/ George S. Seegers

Director, Corporate Governance